UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
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Date of Report (Date of earliest event reported) January 14, 2005 (January 10, 2005)

PHH Corporation
(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-7797 (Commission File No.)	52-0551284 (I.R.S. Employer Identification Number)
1 Campus Drive Parsippany, New Jersey (Address of principal executive office)		07054 (Zip Code)

Registrant's telephone number, including area code  (973) 428-9700

None
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Pursuant to the Note Purchase Agreement, dated May 3, 2002, between PHH Corporation and each of the purchasers named therein, on January 10, 2005, we gave notice to holders that we have elected to redeem on February 9, 2005 the $443,000,000 aggregate principal amount outstanding of our private placement notes for cash at an aggregate estimated price equal to approximately $488,000,000 (consisting of the aggregate principal amount of the notes outstanding plus an estimated make-whole amount) plus accrued and unpaid interest to the redemption date of approximately $9,000,000.

The Note Purchase Agreement is incorporated by reference herein to Exhibit 4.1 to our Quarterly Report on 10-Q for the quarterly period ended June 30, 2002, dated August 14, 2002.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

4.1
Note Purchase Agreement, dated May 3, 2002, between PHH Corporation and each of the purchasers named therein (Incorporated by reference to Exhibit 4.1 to PHH's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002, dated August 14, 2002).

4.2	Forms of private placement notes (Included in Exhibit 4.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION
By: /s/ Eric Bock
Eric J. Bock Executive Vice President and Corporate Secretary

Date: January 14, 2005

PHH CORPORATION
CURRENT REPORT ON FORM 8-K
Report Dated January 14, 2005 (January 10, 2005)

EXHIBIT INDEX

Exhibit No.	Description
4.1

Note Purchase Agreement, dated May 3, 2002, between PHH Corporation and each of the purchasers named therein (Incorporated by reference to Exhibit 4.1 to PHH's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002, dated August 14, 2002).

4.2	Forms of private placement notes (Included in Exhibit 4.1).